Exhibit 3.6

                                     {LOGO}
                      JERSEY FINANCIAL SERVICES COMMISSION

                          COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                         INCORPORATION ON CHANGE OF NAME
                              OF A PRIVATE COMPANY

                                                         REGISTERED NUMBER 75210

                             I HEREBY CERTIFY THAT

                      GRACECHURCH RECEIVABLES TRUST LIMITED

           A PRIVATE COMPANY INCORPORATED UNDER THE COMPANIES (JERSEY)
          LAW 1991, HAVING CHANGED ITS NAME BY SPECIAL RESOLUTION, HAS
         TODAY BEEN ENTERED ON THE REGISTER OF COMPANIES INCORPORATED IN
                 JERSEY AS A PRIVATE COMPANY HAVING THE NAME OF

                    GRACECHURCH RECEIVABLES TRUSTEE LIMITED

DATED THIS 30TH DAY OF SEPTEMBER, 1999



                                                                     {SIGNATURE}
                                                   DEPUTY REGISTRAR OF COMPANIES